UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): June 1, 2020

Valaris plc
(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Cannon Street
London, England EC4N6EU
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, U.S. $0.40 par value	VAL	New York Stock Exchange
4.70% Senior Notes due 2021	VAL21	New York Stock Exchange
4.50% Senior Notes due 2024	VAL24	New York Stock Exchange
8.00% Senior Notes due 2024	VAL24A	New York Stock Exchange
5.20% Senior Notes due 2025	VAL25A	New York Stock Exchange
7.75% Senior Notes due 2026	VAL26	New York Stock Exchange
5.75% Senior Notes due 2044	VAL44	New York Stock Exchange
4.875% Senior Note due 2022	VAL/22	New York Stock Exchange
4.75% Senior Note due 2024	VAL/24	New York Stock Exchange
7.375% Senior Note due 2025	VAL/25	New York Stock Exchange
5.4% Senior Note due 2042	VAL/42	New York Stock Exchange
5.85% Senior Note due 2044	VAL/44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement

On June 1, 2020, Valaris plc (the “Company”), certain lenders party thereto, Citibank, N.A., as administrative agent (the “Agent”) and the other parties thereto, entered into a Waiver (the “Waiver”) under the Company’s revolving credit facility to waive any resulting default or event of default attributed to any failure by the Company or any of its subsidiaries to make all or any part of their required interest payments (the “Interest Payments”) due (i) on June 1, 2020 with respect to the Company’s 4.875% Senior Notes due 2022 (the “2022 Notes”) and 5.40% Senior Notes due 2042 (“2042 Notes” together with the 2022 Notes the “Notes”) and (ii) on June 15, 2020 with respect to the Company’s 7.375% Senior Notes due 2025.
The Waiver will terminate if at any time the obligations under all or a portion of the Notes are accelerated in accordance with the terms of the Notes. The Waiver includes customary representations and does not limit, impair or constitute a waiver of the rights and remedies of the lenders or the Agent, and except as expressly provided in the Waiver, does not amend or affect the terms of the revolving credit facility.
The foregoing description of the Waiver is only a summary of the material terms, does not purport to be complete, and is qualified in its entirety by reference to the Waiver, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

At this time, the Company has elected not to make the approximately $15.1 million interest payment due and payable on June 1, 2020 with respect to its 2022 Notes and the approximately $10.8 million interest payment due and payable on June 1, 2020 with respect to its 2042 Notes. Under the indentures governing the Notes, the Company has a 30-day grace period to make the Interest Payments before such non-payment constitutes an “event of default” with respect to the Notes. The Company has elected to enter into the 30-day grace period, which expires on July 1, 2020.  As of May 29, 2020, the Company had approximately $238 million in cash, in addition to available borrowing capacity under its revolving credit facility. The Company continues to have discussions with its lenders and bondholders regarding the terms of a potential comprehensive restructuring of its indebtedness.
The information in this Current Report on Form 8-K is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Forward-Looking Statements
Statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements include words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and similar words. Such statements are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated, including the potential outcome of the Company’s evaluation of strategic alternatives and the Company’s debt levels, liquidity and ability to access financing sources, and debt restrictions that may limit our liquidity and flexibility. In addition to the numerous factors described above, you should also carefully read and consider “Item

1A. Risk Factors” in Part I and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II of our most recent annual report on Form 10-K, as updated in our subsequent quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov or on the Investor Relations section of our website at www.valaris.com. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Waiver to Fourth Amended and Restated Credit Agreement dated as of June 1, 2020
104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valaris plc

Date: June 1, 2020	/s/ Michael T. McGuinty
Michael T. McGuinty
Senior Vice President and General Counsel

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